Exhibit 5.1

LAW OFFICE OF GARY A. AGRON

5445 DTC Parkway, Suite 520

Greenwood Village, Colorado 80111

Telephone: (303) 770-7254

Facsimile: (303) 770-7257

E-Mail: gaa@attglobal.net

September 30, 2008

SkyPostal Networks, Inc.

7805 NW 15th Street,

Miami, FL 33126

Re:   Registration Statement on Form S-1

Ladies and Gentlemen:

We are counsel for SkyPostal Networks, Inc., a Nevada corporation (the “Company”), in connection with the proposed public offering under the Securities Act of 1933, as amended, of up to an aggregate of 29,661,177 shares of its $0.001 par value common stock (“Common Stock”), and 0 shares of the Company’s Common Stock underlying convertible debt instruments to be offered by certain selling stockholders of the Company through a Registration Statement on Form S-1 (“Registration Statement”) as to which this opinion is a part, to be filed with the Securities and Exchange Commission (the “Commission”).

In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

(1)   Articles of Incorporation and amendments thereto, of the Company as filed with the Secretary of State of the state of Nevada;

(2)   Corporate minutes containing the written deliberations and resolutions of the Board of Directors and shareholders of the Company;

(3)   The Registration Statement and the Preliminary Prospectus contained within the Registration Statement;

(4)   The other exhibits of the Registration Statement; and

(5)   All relevant statutory provisions under Nevada law, all applicable Nevada Constitutional provisions and all reported judicial decisions interpreting such statutory and Constitutional provisions.

We have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

Based upon the foregoing and in reliance thereon, it is our opinion that the Common Stock offered under the Registration Statement and the Common Stock to be issued upon conversion of convertible debt instruments, are fully paid, non-assessable and lawfully issued under Nevada law.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus constituting a part thereof.

Very truly yours,

/s/ Gary A. Agron
Gary A. Agron